SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2011

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)

612 Main Street, Emlenton Pennsylvania 16373
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 867-2311

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 7, 2011, Emclaire Financial Corp. (the “Company”) entered into a letter agreement (the “Warrant Letter Agreement”) with the United States Department of the Treasury (the “Treasury”).  Pursuant to the Warrant Letter Agreement, the Company repurchased from the Treasury a warrant to purchase 50,111 shares of common stock of the Company at an exercise price of $22.45 per share (the “Warrant”), issued to the Treasury on December 23, 2008, in connection with the Company’s participation in the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program (“TARP”).  The Company paid an aggregate purchase price of $51,113 for the repurchase of the Warrant, which has been cancelled. The Warrant Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01                      Other Events

On December 7, 2011, the Company issued a press release regarding the repurchase of the Warrant, a copy of which is included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Warrant Repurchase Letter, dated December 7, 2011, between the Company and the Treasury, with respect to the repurchase of the Warrant
99.1	Press Release, dated December 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

	By:	/s/ William C. Marsh
William C. Marsh, President and Chief Executive Officer

Dated: December 7, 2011